Jonathan C. Gilchrist

6524 San Felipe, Ste. 252

Houston, Texas 77057

(713) 266-3700

May 1, 2002

Cyber Law Reporter, Inc.

1207 Wisterwood

Houston, Texas 77043

To the Board of Directors:

This letter shall serve as a letter of commitment from the undersigned to provide capital to the company for the twelve month period beginning on the date first specified above to cover the costs of operations, legal and accounting compliance and other business needs of the company up to a total of $10,000.  Funds shall be made available if and when requested from the company to meet its obligations during the period upon written request from a proper officer of the Company.  As funds are requested an provided by the shareholder, the company shall provide the shareholder with a promissory note in the amount of the funds requested and contributed.  The Note shall not bear interest and shall be nonrecourse.

If the company has raised capital for operations in an amount in excess of $300,000 at any time during the next twelve months, then the obligation of the shareholder to provide the financing agreed to in this Letter Agreement shall terminate and no further obligation shall remain to the shareholder in this regard.

Sincerely,

Jonathan C. Gilchrist

AGREED AND ACCEPTED

Cyber Law Reporter, Inc.

By: __/s/_William Carmichael, Secretary__